SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):		May 16, 2012

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
      (Address of principal executive offices)         (Zip Code)

                                 (607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICERS.

In accordance with succession planning and the planned retirement of John R. Battersby Jr. on December 31,
2012, Mark A. Severson was elected on May 16, 2012 as Executive Vice President, Chief Financial Officer and
Treasurer.  Mr. Severson served as Executive Vice President and Chief Financial Officer for FNB United Corp.
in Asheboro, North Carolina from 2007 to 2011.  Prior to joining FNB United Corp., Mr. Severson served as
Chief Financial Officer for Camco Financial Corporation in Cambridge, Ohio from 2001 to 2007.  Mr.
Severson’s annual base salary will be $200,000, he will also receive $25,000 of Restricted Stock, which vests over a five year period 90 days after employment commences and he executed a Change of Control Agreement.

Mr. Battersby will continue as Executive Vice President of Chemung Canal Trust Company until his retirement at year end.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On May 16, 2012, the Board of Directors approved an amendment to Article III, Section 3 of the Bylaws decreasing the number of board members from fifteen (15) to thirteen (13).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
3.1	Bylaws – May 16, 2012

10.1	Mark A. Severson’s Change of Control Agreement

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

May 18, 2012	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer